UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2016

PLASTIC2OIL, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52444	90-0822950
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Iroquois Street Niagara Falls, NY		14303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 278-0015

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2016, Plastic2Oil, Inc., a Nevada corporation (the “Company”), issued a promissory note in favor of Richard Heddle, the Company’s President, Chief Executive Officer and Chairman of the Company’s board of directors, to memorialize various advances, not to exceed $200,000 in total, which are expected to be made by Mr. Heddle to the Company from February 11, 2016 until March 31, 2016. The promissory note bears interest at the rate of 12% per annum. All principal and interest on the promissory note is due and payable in full by the Company on demand. The repayment of promissory note will be secured by assets of the Company. It is anticipated that the proceeds of these advances will be used for working capital purposes. The foregoing summary of the promissory note does not purport to be complete and is qualified in its entirety by reference to the actual promissory note, a copy of which is attached to this Report as Exhibit 10.1.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Recycling Center Lease

On January 15, 2016, the Company entered into a Surrender of Lease agreement which terminated its lease, dated December 1, 2010, between Avondale Store Limited Properties and JBI, (Canada) Inc. relating to the Company’s premises located at 1786 Allanport Road, Thorold, Canada. The effective date of the termination was October 31, 2015. The premises was the site of the Company’s Regional Recycling Center, which was part of a business line that was discontinued by the Company in 2013. The Company anticipates the termination will save approximately $1,161,360 in lease payments over the original life of the lease which had a term ending on December 1, 2030. The Company will remain liable for unpaid rent of approximately $49,180, covering the period from May 2016 to October 2016. The foregoing summary of the Surrender of Lease does not purport to be complete and is qualified in its entirety by reference to the actual Surrender of Lease, a copy of which is attached to this Report as Exhibit 10.2.

Expiration of EcoNavigation Agreements

As previously reported, the Company Plastic2Oil, Inc. (the “Company”) entered into four related agreements with EcoNavigation, LLC (“EcoNavigation”) in connection with the supply of plastic-to-oil, or P2O, processors by the Company to EcoNavigation. As of January 27, 2016, such agreements expired and were not renewed by the parties, however, the parties continue to pursue joint opportunities for the sale of processors to third parties.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Report is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits required by this item are listed on the Exhibit Index hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plastic2Oil, Inc.

February 18, 2016	By:	/s/ Rahoul Banerjea
	Name:	Rahoul Banerjea
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Demand Note.

10.2	Surrender of Lease.